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                                                                   EXHIBIT 10.38

                              SABRATEK CORPORATION
                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                    ARTICLE I
                                     PURPOSE

The purpose of the Long-Tem Incentive Compensation Plan (the "Plan") is to promote the interests of Sabratek Corporation (the "Company") and its stockholders by (i) helping the Company to attract and retain outstanding management , (ii) stimulating management's efforts on behalf of the Company by giving participants a direct interest in the performance of the Company, and
(iii) suitably rewarding participants' contributions to success of the Company.

     Except for amounts payable upon a Change in Control (as hereinafter defined) which shall be payable in all instances, no payments shall be made hereunder unless the Company stockholders have approved the Plan in accordance with the requirements of Code (as hereinafter defined) Section 162(m).

                                   ARTICLE II
                                   DEFINITIONS

     2.1 Award Certificate: A written instrument evidencing the award of Units to a Participant.

     2.2 Base Year EPS: Earnings Per Share for the Fiscal Year immediately preceding the date of an award of Units.

     2.3 Beneficiary: The person or persons designated by a Participant, in accordance with Section 9. 1, to receive any amount payable under the Plan upon the Participant's death.



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     2.4 Board: The Board of Directors of the Company.

     2.5 Change in Control:

         (a) Consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40 percent or more of the combined voting power of the then outstanding voting securities of the Company; or

         (b) The individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Plan, be considered a member or members of the Board; or

         (c) Approval by stockholders of the Company of (i) a merger or consolidation of the Company if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 60 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 40 percent or more of the combined voting power of the then outstanding securities is

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acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

     2.6 Code: The Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee: The Compensation Committee of the Board, which is comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     2.8 Common Shares: Shares of common stock ($0.01 par value) of the Company.

     2.9 Company: Sabratek Corporation, a Delaware corporation, and its consolidated subsidiaries, or any successor thereto.

     2.10 Cumulative Unit Value: The amount determined in accordance with
Section 7.2.

     2.11 Disability: Disability, as defined in a Participant's employment agreement with the Company, or, absent an agreement, in the Company's group disability insurance contract.

     2.12 Earnings: For any Fiscal Year, the consolidated income of the Company prepared in accordance with generally accepted accounting principles, as reported in the Company's audited consolidated financial statements for that Fiscal Year, adjusted on an after-tax basis (a) to exclude (i) in its entirety any items of nonrecurring gain or loss in excess of $1,000,000 including write downs of items included in operating income, except that gains resulting from the settlement or adjudication of intellectual property litigation shall be totally includible, and (ii) any accruals for this Plan, and (b) to add back write-offs required in connection with any acquisition in the year of acquisition.


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     2.13 Earnings Per Share: For any Fiscal Year, Earnings divided by the number of Common Shares used to determine the Company's fully diluted earnings per share for that Fiscal Year, as reported in the Company's audited consolidated financial statements for the Fiscal Year; provided, however, that for the Fiscal Year ending December 31, 1998, Earnings Per Share shall be the lesser of (i) 160 percent of Earnings Per Share for the period July 1, 1998 through December 31, 1998 or (ii) Earnings Per Share for 1998.

     2.14 Effective Date: The effective date of the Plan shall be July 1, 1998.

     2.15 Enterprise Value: The total proceeds and other consideration paid or received or to be paid or received in connection with a Change in Control (which consideration shall be deemed to include amounts in escrow), including, without limitation, and taking into account: (i) cash; (ii) notes, securities and other property valued at the fair market thereof; (iii) liabilities, including all debt, pension liabilities, guarantees and capitalized leases, directly or indirectly assumed, refinanced or extinguished; (iv) the value of operating lease rental expense (calculated by multiplying the latest fiscal quarter annualized operating lease rental expense prior to the closing of a Change in Control by 10); (v) payments to be made in installments; (vi) amounts payable under consulting agreements, agreements not to compete or similar arrangements (including such payments to management); (vii) the net present value of contingent payments (whether or not related to future earnings or operations);
(viii) if the Change in Control involves the disposition of assets, the net value of current assets not sold; and (iv) if the Change in Control takes the form of a recapitalization, restructuring or similar transaction, the fair market value of equity securities of the acquired company retained by the acquired company's security holders upon consummation of such Change in Control (such

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securities, and all other securities received by such security holders, being deemed to have been paid to such security holders in such Change in Control).

     2.16 Fiscal Year: The Company's fiscal year, which is the calendar year.

     2.17 Incremental Unit Value: The amount determined in accordance with
Section 7.1.

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     2.18 Maximum Cumulative Unit Value: For Units awarded as of the Effective
Date, $500 per Unit. For Units awards as of the beginning of any Fiscal Year thereafter, the amount determined by the Committee with respect to those Units when they are awarded.

     2.19 Measuring Price: For each Unit awarded as of the Effective Date, $28.75; for each Unit awarded thereafter, the closing price of a Common Share as reported on the NASDAQ National Market System on the last day of the Fiscal Year preceding the date as of which the Unit is awarded.

     2.20 Participant: A key employee of the Company designated by the Committee to participate in the Plan.

     2.21 Plan: The Sabratek Corporation Long-Term Inventive Compensation Plan, as herein set forth and as it may be amended from time to time.

     2.22 Term of the Plan: The period commencing on the Effective Date and ending five years after the final award of Units (but in no event later than December 31, 2012), in accordance with Section 5.1 or on such earlier date as the Maximum Cumulative Unit Value of all Units available for award under the Plan has been achieved.

     2.23 Termination Without Cause: Termination of a Participants employment by the Company for other than "Cause," as defined in the Participants employment agreement with the Company. If the Participant's employment agreement does not define "Cause," or the Participant has no employment agreement, "Cause" shall mean (i) the Participant being found guilty of a felony, fraud or embezzlement, in each case related to Sabratek or its business, or (ii) any repeated and demonstrated failure by the Participant to discharge faithfully the responsibilities of his position that the Board determines in good faith is extremely detrimental to the current and future interests of the Company.


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     2.24 Unit: A unit of participation in the Plan awarded to a Participant in accordance with Article V.

     2.25 Valuation Date: The last day of any Fiscal Year.


                                   ARTICLE III
                                 ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing, and signed by all members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.2 The Committee shall have full authority, subject to the provisions of the Plan: (i) to select Participants and determine the extent and terms of their participation; (ii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration, of the Plan; (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to a Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan.

     3.3 The Committee may employ attorneys, consultants, accountants or other persons as it deems necessary for the proper administration of the Plan and may rely on the advice, opinions

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or valuations of any such Persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee with respect to the Plan or any award hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     3.4 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Shares and Earnings Per Share, the Committee shall make such adjustments in the number of Units (whether authorized or outstanding and unexercised), the Measuring Price or both as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any Participant any additional benefits.

     3.5 The Committee shall be precluded from increasing compensation payable under the Plan to a Participant, including acceleration of payment and increase of any amount payable, unless specifically provided for by the Plan.

                                   ARTICLE IV
                                  PARTICIPATION

     4.1 Only key employees of the Company who, in the Committees judgment, will have a significant impact an the success of the business shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall select the Participants.


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     4.2 In selecting Participants and in determining the number of Units to be awarded to any Participant for any Fiscal Year, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contributions to the Company's performance.

                                    ARTICLE V
                                 AWARD OF UNITS

     5.1 Subject to adjustment as provided in Section 3.4, a maximum of 100,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units from time to time, and new Participants may be awarded Units, both in the discretion of the Committee, provided, however, that no Units shall be awarded after 2008.

     5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

     5.3 Subject to adjustment as provided in Section 3.4, the maximum number of Units awarded to any one individual shall not exceed 75,000 during the Term of the Plan.

                                   ARTICLE VI
                            TERM AND VESTING OF UNITS

     6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) as provided in Article XI, or (ii) upon attainment before five years of the Units Maximum Cumulative Unit Value. Units awarded in 1998 shall be deemed to be awarded as of the

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Effective Date. Future awards of Units shall be deemed made as of the first day of any subsequent Fiscal Year through 2008, as the case may be.

     6.2 Each Unit shall become vested on the date on which the Company publicly discloses the Earnings Per Share applicable to the Valuation Date immediately preceding the fifth anniversary of the date of its award or, if earlier, upon
(i) attainment of its Maximum Cumulative Unit Value, (ii) a Participant's Termination Without Cause (before or after a Change in Control), (iii) the termination of Participant's employment at the Participant's option within one year of a Change in Control, or (iv) termination of a Participant's employment with the Company by reason of death or Disability. Notwithstanding the foregoing, Units awarded as of the Effective Date shall vest on the last day of the Fiscal Year ending in 2002, subject to earlier vesting as aforesaid.

                                   ARTICLE VII
                        DETERMINATION OF VALUE OF A UNIT

     7.1 For any Fiscal Year, the Incremental Unit Value of a Unit shall be equal to the product of the Measuring Price multiplied by.85 of the percentage by which Earnings Per Share for the Fiscal Year exceeds Base Year EPS. In the event Base Year EPS exceeds Earnings Per Share for any Fiscal Year, the Incremental Unit Value for the Fiscal Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his or her Units for each Fiscal Year as soon as practicable after the Valuation Date for the Fiscal Year.

     7.2 The Incremental Unit Value of each Unit for any Fiscal Year shall be cumulated


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with the Incremental Unit Value of the Unit for all prior Fiscal Years from the date of the Unit award. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.


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                                  ARTICLE VIII
                          EXERCISE AND PAYMENT OF UNITS

     8.1 Except as provided in Article XI, a Unit that is vested, in accordance with Article VI, shall thereupon be exercised. Prior to receiving payment for an exercised Unit, a Participant shall deliver his or her Award Certificate to the Secretary of the Company. Upon surrender of the Award Certificate, the Participant shall be entitled to receive the Cumulative Unit Value of the Units being exercised, determined as of the concurrent or immediately preceding Valuation Date, but not in excess of the Maximum Cumulative Unit Value of each such Unit.

     8.2 Payment of the amount due under the Plan shall be made not later than five days following the date of exercise of any Unit or the date of such other event as shall entitle the Participant to payment, provided, however, that, before any payment may be made, the Committee must certify in writing that all performance criteria under the Plan have been met. Not less than 40 percent of any amount due shall be paid in cash, and the balance shall be paid in cash or Common Shares or both, as determined by the Committee in its discretion.

     8.3 If a Participant's employment is terminated for any reason: other than death or Disability within one year following a Change in Control, the Participant shall be entitled to receive a lump-sum cash payment in an amount equal to the Maximum Cumulative Unit Value of any Units awarded; provided, however, that the amount paid to any Participant following a Change in Control may not exceed 5 percent of the Company's Enterprise Value, and the amount paid to all Participants may not exceed 7 percent of the Company's Enterprise Value. If the amount otherwise payable to all Participants would exceed 7 percent of the Enterprise Value, the payment to each Participant shall

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be reduced pro rata based on the amount each Participant would have received if no limits existed as necessary in order not to exceed the limit.

                                   ARTICLE IX
                       LIMITS ON TRANSFERABILITY OF UNITS

     9.1 Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant or if no Beneficiary survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Beneficiary for purpose of the Plan.

     9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participants death, when a Unit may be exercised by his or her Beneficiary. Except as provided in Section 9.1, a Participant may not transfer, assign, alienate or hypothecate any benefits under the Plan.



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                                    ARTICLE X
                                AWARD CERTIFICATE

     10.1 Promptly following the making of an award, the Company shall deliver to the recipient an Award Certificate specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                   ARTICLE XI
                              TERMINATION OF UNITS

     11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of (i) its exercise as provided in Section 8.1, or (ii) termination of the Participant's employment with the Company; provided, however, that if such termination occurs pursuant to clause (ii) of Section 6.2 above, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the data of termination (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value of such Unit shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. A Unit whose term is continued for an Extended Term shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his or her legal representative.

     11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.



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                                   ARTICLE XII
                                     FUNDING

     12.1 Immediately upon: (i) the filing by a third party with the United States Securities and Exchange Commission of any proxy or tender offer material evidencing an intent to gain control of the Company; (ii) the mailing of a proxy statement by the Company to shareholders requesting an affirmative vote regarding a Change in Control; or (iii) the receipt of information by the Company that 40 percent or more of its outstanding common stock has been acquired by any person (as defined under the 1934 Act), the Company shall contribute to an irrevocable grantor trust (a "Rabbi Trust") an amount sufficient to enable all amounts potentially due to the Participants hereunder to be paid. The Company shall provide the Participants with a certification of the payment to such trust. All such amounts which are due to the Participants shall be paid using the assets of said trust except to the extent its terms preclude such payment, in which event payment shall be made by the Company from its own funds, or unless the Company elects to pay any or all such amounts from its own funds.

                                  ARTICLE XIII
                      TERMINATION AND AMENDMENT OF THE PLAN

     13.1 The Company reserves the right to amend or terminate the Plan at any time, by action of the Committee, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by the Participant without his or her written consent. No amendment will be effective prior to the approval of the Company's stockholders to the extent that such approval is required by Section 162(m) of the Code or is otherwise required by law.


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                                   ARTICLE XIV
                               GENERAL PROVISIONS

     14.1 Nothing in the Plan, nor the award of any Unit shall confer on any Participant a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

     14.2 The Plan shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws.

     14.3 The Company shall be authorized to withhold from any award or payment it makes under the Plan to a Participant the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     14.4 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval as may be necessary, and such arrangements may be either generally applicable or applicable only in specific cases.

     14.5 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.



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